EXHIBIT 23.2


The Board of Directors
Official Payments Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG LLP


San Francisco, California
January 27, 2000